UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2015

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On October 29, 2015, Malibu Boats, Inc. (the Company) held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 25, 2015. The final voting results for the matters submitted to a vote of stockholders are provided below.

The total number of shares present in person or by proxy was equal to 92% of the outstanding voting power of all shares of the Company’s capital stock entitled to vote at the annual meeting, thereby constituting a quorum for the purpose of the annual meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present. All matters presented to the Company’s stockholders at the annual meeting were voted on by the holders of the Company’s Class A common stock and Class B common stock, voting together as a single class.

Proposal 1: Election of Directors

The Company’s stockholders elected the three individuals below to serve as Class II directors until the Company’s 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Phillip S. Estes	8,467,580	8,338,110	940,799
James R. Buch	15,780,124	1,025,566	940,799
Peter E. Murphy	15,780,524	1,025,166	940,799

Proposal 2: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2016.

Votes For	Votes Against	Abstentions
17,222,718	454,449	69,322

Item 8.01    Other Events.

On October 29, 2015, at a Board of Directors meeting held following the annual meeting of stockholders, the Company’s Board of Directors established a Nominating and Governance Committee and appointed James R. Buch, Ivar S. Chhina, Michael J. Connolly, Peter E. Murphy and John E. Stokely as members of such committee, and Michael J. Connolly to serve as chairperson of the Nominating and Governance Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

		By:	/s/ Wayne R. Wilson
Date:	November 2, 2015		Wayne R. Wilson
Chief Financial Officer